Forum Energy Technologies Announces
Fourth Quarter and Full Year 2023 Results and Outlook
Full Year 2023 Highlights and 2024 Guidance
•Revenue: $739 million, a 6% year-over-year increase
•Orders: $724 million and book-to-bill ratio of 98%
•Net loss: $19 million or diluted EPS of $1.85
•Adjusted EBITDA: $67 million, a 14% increase from 2022
•2024 Adjusted EBITDA guidance: $100 - $120 million
HOUSTON, TEXAS, February 29, 2024 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2023 revenue of $185 million, a $6 million increase from the third quarter. The fourth quarter net loss was $17 million, or $1.64 per diluted share, compared to third quarter net income of $8 million, or $0.77 per diluted share. Excluding $9 million of foreign exchange losses and $4 million of transaction and other nonrecurring items, cumulatively $1.25 per share, adjusted net loss was $0.39 per diluted share, compared to adjusted net income of $0.05 per diluted share in the third quarter. Fourth quarter adjusted EBITDA was $15 million, compared to $17 million for the third quarter. Free cash flow for the fourth quarter was $9 million compared to $24 million for the third quarter.
2023 revenue was $739 million, a $39 million increase from 2022. Net loss for 2023 was $19 million, or $1.85 per diluted share, compared to net income of $4 million, or $0.62 per diluted share, for 2022. Adjusted net loss was $2 million, a $18 million improvement from 2022. Adjusted EBITDA for 2023 was $67 million, compared to $59 million for 2022. Free cash flow for 2023 was $2 million compared to $11 million for 2022.
Full year special items, on a pre-tax basis, included $11 million of foreign exchange losses, $4 million of transaction expenses related to the Variperm acquisition, and $3 million of restructuring and other costs.
See Tables 1-6 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “2023 was a transformative year for FET. In addition to executing our strategy, we accomplished two significant milestones that accelerate FET’s long-term growth trajectory. We began the year by reducing our long-term debt by 48%, and we ended the year with the Variperm acquisition announcement.

“This highly accretive acquisition demonstrates strong industrial logic. Variperm’s differentiated products and patent-protected technologies complement our artificial lift product portfolio, expanding the total addressable market for FET.
“Together, we are a formidable manufacturer of highly engineered products and solutions that we expect will generate significant financial returns for our shareholders. In 2024, we are forecasting EBITDA of $100 to $120 million and free cash flow between $40 to $60 million.
“We executed our strategy, adapted to volatile market conditions, and benefited from our strong global footprint, delivering revenue and adjusted EBITDA growth of 6% and 14%, respectively. Our full year 2023 book-to-bill ratio was just under 100%. The Subsea Technologies product line led the way with a book-to-bill ratio of 129% and doubled its backlog from the beginning of the year. Revenue grew in all our international regions, led by a 72% increase in the Middle East. In the aggregate, international revenue increased 23%, twice the pace of international rig count growth.
“FET also benefited from increasing customer adoption of its differentiated technology portfolio. We commercialized several new products that we believe will drive revenue growth, including our frac automated switch technology system, FASTConnect, and the next generation iron roughneck. In addition, our Coiled Tubing product line set new world records for length and weight of two different strings, both for the Middle East.
“Our long-term outlook for the industry has not changed. The world needs more energy. FET will be a leading equipment manufacturer, delivering solutions that allow for safer, cleaner, and more efficient energy production.”

Segment Results (unless otherwise noted, comparisons are fourth quarter 2023 versus third quarter 2023)
Drilling & Downhole segment revenue was $91 million, a 12% increase, mainly due to higher project revenue recognized from ROVs and cable management systems in our Subsea Technologies product line. This increase was partially offset by lower sales volume in our Downhole Technologies product line. Orders were $79 million, a 17% decrease, following strong third quarter bookings for new remotely operated vehicles in our Subsea Technologies product line. Segment adjusted EBITDA was $11 million, flat sequentially. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global well construction, artificial lift, and subsea markets.
Completions segment revenue was $57 million, a 8% decrease, primarily related to lower shipments for coiled tubing products. Orders were $58 million, a 11% decrease, primarily due to a softer completions activity market in the U.S. Segment adjusted EBITDA was $7 million, comparable to third quarter 2023 due to favorable product mix. The Completions segment designs and manufactures products for the coiled tubing, wireline and well stimulation markets.

Production segment revenue was $37 million, comparable to third quarter 2023, due to higher demand for our processing equipment and technologies. The benefit of this higher demand was offset by lower valve product sales. Orders were $23 million, a 40% decrease, due to the timing of lumpy Production Equipment orders. Segment adjusted EBITDA was $2 million, comparable to the third quarter 2023. The Production segment manufactures land well site production equipment, desalination processing equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies) is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.
Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2023	2022	2023
Revenue	$185.2	$190.7	$179.3
Cost of sales	135.5	140.7	128.3
Gross profit	49.7	50.0	51.0
Operating expenses
Selling, general and administrative expenses	45.0	48.0	45.5
Transaction expenses	2.9	—	—
Gain on sale-leaseback transactions	—	(7.0)	—
Gain on disposal of assets and other	—	(0.3)	(0.2)
Total operating expenses	47.9	40.7	45.3
Operating income	1.8	9.3	5.7
Other expense (income)
Interest expense	4.6	7.9	4.5
Foreign exchange losses (gains) and other, net	9.1	12.5	(8.2)
Total other (income) expense, net	13.7	20.4	(3.7)
Income (loss) before income taxes	(11.9)	(11.1)	9.4
Income tax expense	4.9	1.7	1.4
Net income (loss) (1)	$(16.8)	$(12.8)	$8.0

Weighted average shares outstanding
Basic	10.2	5.8	10.2
Diluted	10.2	5.8	10.4

Earnings (loss) per share
Basic	$(1.64)	$(2.22)	$0.78
Diluted	$(1.64)	$(2.22)	$0.77

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Year ended
	December 31,
(in millions, except per share information)	2023	2022
Revenue	$738.9	$699.9
Cost of sales	534.7	511.4
Gross profit	204.2	188.5
Operating expenses
Selling, general and administrative expenses	180.4	179.5
Transaction expenses	2.9	—
Gain on sale-leaseback transactions	—	(7.0)
Loss (gain) on disposal of assets and other	0.2	(1.3)
Total operating expenses	183.5	171.2
Operating income	20.7	17.3
Other expense (income)
Interest expense	18.3	31.5
Foreign exchange losses (gains) and other, net	10.2	(24.5)
Total other expense	28.5	7.0
Income (loss) before income taxes	(7.8)	10.3
Income tax expense	11.1	6.6
Net income (loss) (1)	$(18.9)	$3.7

Weighted average shares outstanding
Basic	10.2	5.7
Diluted	10.2	6.0

Earnings (loss) per share
Basic	$(1.85)	$0.65
Diluted	$(1.85)	$0.62

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$46.2	$51.0
Accounts receivable—trade, net	146.7	154.2
Inventories, net	299.6	269.8
Other current assets	37.1	37.9
Total current assets	529.6	512.9
Property and equipment, net of accumulated depreciation	61.4	63.0
Operating lease assets	55.4	53.8
Intangible assets, net	168.0	191.5
Other long-term assets	6.7	10.1
Total assets	$821.1	$831.3
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.2	$0.8
Other current liabilities	203.1	209.7
Total current liabilities	204.3	210.5
Long-term debt, net of current portion	129.6	239.1
Other long-term liabilities	74.5	74.6
Total liabilities	408.4	524.2
Total equity	412.7	307.1
Total liabilities and equity	$821.1	$831.3

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Year ended
	December 31,
(in millions of dollars)	2023	2022
Cash flows from operating activities
Net income (loss)	$(18.9)	$3.7
Depreciation and amortization	34.7	37.1
Inventory write down	2.8	2.7
Gain on sale-leaseback transactions	—	(7.0)
Other noncash items and changes in working capital	(10.4)	(53.6)
Net cash provided by (used in) operating activities	8.2	(17.1)

Cash flows from investing activities
Capital expenditures for property and equipment	(7.9)	(7.5)
Acquisition of businesses, net of cash acquired	—	(0.5)
Proceeds from sale-leaseback transactions	—	32.1
Proceeds from sale of property and equipment	1.3	3.0
Net cash provided by (used in) investing activities	(6.6)	27.1

Cash flows from financing activities
Borrowings of debt	451.7	556.6
Repayments of debt	(453.0)	(557.8)
Repurchases of stock	(6.0)	(3.8)
Deferred financing costs	(0.3)	—
Net cash used in financing activities	(7.6)	(5.0)

Effect of exchange rate changes on cash	1.1	(0.8)
Net increase (decrease) in cash, cash equivalents and restricted cash	$(4.9)	$4.2

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2023	December 31, 2022	September 30, 2023
Revenue
Drilling & Downhole	$90.9	$81.1	$81.2	$90.9	$81.1	$81.2
Completions	57.4	74.1	62.5	57.4	74.1	62.5
Production	36.9	35.9	36.9	36.9	35.9	36.9
Eliminations	—	(0.4)	(1.3)	—	(0.4)	(1.3)
Total revenue	$185.2	$190.7	$179.3	$185.2	$190.7	$179.3

Operating income (loss)
Drilling & Downhole	$8.6	$8.2	$8.4	$8.8	$8.1	$8.5
Operating margin %	9.5%	10.1%	10.3%	9.7%	10.0%	10.5%
Completions	0.9	2.8	2.1	1.5	3.8	2.0
Operating margin %	1.6%	3.8%	3.4%	2.6%	5.1%	3.2%
Production	1.9	0.8	1.8	1.8	0.9	2.0
Operating margin %	5.1%	2.2%	4.9%	4.9%	2.5%	5.4%
Corporate	(6.7)	(9.8)	(6.8)	(6.7)	(7.1)	(6.3)
Total segment operating income (loss)	4.7	2.0	5.5	5.4	5.7	6.2
Other items not in segment operating income (loss) (1)	(2.9)	7.3	0.2	—	0.3	0.2
Total operating income (loss)	$1.8	$9.3	$5.7	$5.4	$6.0	$6.4
Operating margin %	1.0%	4.9%	3.2%	2.9%	3.1%	3.6%

EBITDA (2)
Drilling & Downhole	$3.7	$5.8	$18.2	$11.4	$11.2	$11.4
EBITDA margin %	4.1%	7.2%	22.4%	12.5%	13.8%	14.0%
Completions	6.1	8.1	8.1	7.1	9.4	7.8
EBITDA margin %	10.6%	10.9%	13.0%	12.4%	12.7%	12.5%
Production	2.5	1.5	2.3	2.3	1.7	2.5
EBITDA margin %	6.8%	4.2%	6.2%	6.2%	4.7%	6.8%
Corporate	(10.9)	(9.8)	(5.7)	(5.4)	(5.8)	(5.1)
Total EBITDA	$1.4	$5.6	$22.9	$15.4	$16.5	$16.6
EBITDA margin %	0.8%	2.9%	12.8%	8.3%	8.7%	9.3%

(1) Includes transaction expenses, gain on sale-leaseback transaction and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Year ended		Year ended
(in millions of dollars)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue
Drilling & Downhole	$329.6	$304.6	$329.6	$304.6
Completions	265.6	265.0	265.6	265.0
Production	145.9	131.5	145.9	131.5
Eliminations	(2.2)	(1.2)	(2.2)	(1.2)
Total revenue	$738.9	$699.9	$738.9	$699.9

Operating income (loss)
Drilling & Downhole	$33.8	$32.2	$34.0	$32.5
Operating margin %	10.3%	10.6%	10.3%	10.7%
Completions	10.8	11.6	12.2	11.0
Operating margin %	4.1%	4.4%	4.6%	4.2%
Production	6.5	(0.4)	6.9	(0.3)
Operating margin %	4.5%	(0.3)%	4.7%	(0.2)%
Corporate	(27.3)	(34.3)	(26.5)	(26.5)
Total segment operating income (loss)	23.8	9.1	26.6	16.7
Other items not in segment operating income (loss) (1)	(3.1)	8.2	0.6	0.6
Total operating income (loss)	$20.7	$17.3	$27.2	$17.3
Operating margin %	2.8%	2.5%	3.7%	2.5%

EBITDA (2)
Drilling & Downhole	$35.5	$72.8	$45.1	$45.2
EBITDA margin %	10.8%	23.9%	13.7%	14.8%
Completions	32.1	34.2	34.4	33.3
EBITDA margin %	12.1%	12.9%	13.0%	12.6%
Production	8.7	3.4	9.0	2.9
EBITDA margin %	6.0%	2.6%	6.2%	2.2%
Corporate	(31.1)	(31.5)	(21.4)	(22.7)
Total EBITDA	$45.2	$78.9	$67.1	$58.7
EBITDA margin %	6.1%	11.3%	9.1%	8.4%

(1) Includes transaction expenses, gain on sale-leaseback transaction and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2023	December 31, 2022	September 30, 2023
Orders
Drilling & Downhole	$78.9	$87.2	$95.0
Completions	58.2	81.4	65.1
Production	23.2	46.5	38.7
Total orders	$160.3	$215.1	$198.8

Revenue
Drilling & Downhole	$90.9	$81.1	$81.2
Completions	57.4	74.1	62.5
Production	36.9	35.9	36.9
Eliminations	—	(0.4)	(1.3)
Total revenue	$185.2	$190.7	$179.3

Book to bill ratio (1)
Drilling & Downhole	0.87	1.08	1.17
Completions	1.01	1.10	1.04
Production	0.63	1.30	1.05
Total book to bill ratio	0.87	1.13	1.11

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2023			December 31, 2022			September 30, 2023
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$1.8	$1.4	$(16.8)	$9.3	$5.6	$(12.8)	$5.7	$22.9	$8.0
% of revenue	1.0%	0.8%		4.9%	2.9%		3.2%	12.8%
Restructuring and other costs	0.7	0.7	0.7	2.7	2.7	2.7	0.8	0.8	0.8
Transaction expenses	2.9	2.9	2.9	—	—	—	—	—	—
Inventory and other working capital adjustments	—	—	—	0.2	0.2	0.2	(0.1)	(0.1)	(0.1)
Stock-based compensation expense	—	1.2	—	0.8	1.5	0.8	—	1.2	—
Loss (gain) on foreign exchange, net (2)	—	9.2	9.2	—	13.5	13.5	—	(8.2)	(8.2)
Gain on sale-leaseback transactions	—	—	—	(7.0)	(7.0)	(7.0)	—	—	—
As adjusted(1)	$5.4	$15.4	$(4.0)	$6.0	$16.5	$(2.6)	$6.4	$16.6	$0.5
% of revenue	2.9%	8.3%		3.1%	8.7%		3.6%	9.3%

Diluted shares outstanding as reported			10.2			5.8			10.4
Diluted shares outstanding as adjusted			10.2			5.8			10.4

Diluted EPS - as reported			$(1.64)			$(2.22)			$0.77
Diluted EPS - as adjusted			$(0.39)			$(0.45)			$0.05

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Year ended
	December 31, 2023			December 31, 2022
(in millions, except per share information)	Operating (income) loss	EBITDA (1)	Net income (loss)	Operating (income) loss	EBITDA (1)	Net income (loss)
As reported	$20.7	$45.2	$(18.9)	$17.3	$78.9	$3.7
% of revenue	2.8%	6.1%		2.5%	11.3%
Restructuring and other costs	3.1	3.1	3.1	8.9	8.9	8.9
Transaction expenses	3.9	3.9	3.9	—	—	—
Inventory and other working capital adjustments	(0.5)	(0.5)	(0.5)	(2.7)	(2.7)	(2.7)
Stock-based compensation expense	—	4.6	—	0.8	4.0	0.8
Loss (gain) on foreign exchange, net (2)	—	10.8	10.8	—	(23.4)	(23.4)
Gain on sale-leaseback transactions	—	—	—	(7.0)	(7.0)	(7.0)
As adjusted (1)	$27.2	$67.1	$(1.6)	$17.3	$58.7	$(19.7)
% of revenue	3.7%	9.1%		2.5%	8.4%

Diluted shares outstanding as reported			10.2			6.0
Diluted shares outstanding as adjusted			10.2			6.0

Diluted EPS - as reported			$(1.85)			$0.62
Diluted EPS - as adjusted			$(0.16)			$(3.28)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	December 31, 2023	December 31, 2022	September 30, 2023
EBITDA reconciliation (1)
Net income (loss)	$(16.8)	$(12.8)	$8.0
Interest expense	4.6	7.9	4.5
Depreciation and amortization	8.7	8.8	9.0
Income tax expense	4.9	1.7	1.4
EBITDA	$1.4	$5.6	$22.9

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Year ended
(in millions of dollars)	December 31, 2023	December 31, 2022
EBITDA reconciliation (1)
Net income (loss)	$(18.9)	$3.7
Interest expense	18.3	31.5
Depreciation and amortization	34.7	37.1
Income tax expense	11.1	6.6
EBITDA	$45.2	$78.9

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in millions of dollars)	December 31, 2023	December 31, 2022	September 30, 2023
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$11.3	$15.0	$26.4
Capital expenditures for property and equipment	(2.4)	(2.7)	(2.7)
Proceeds from sale-leaseback transactions	—	32.1	—
Proceeds from sale of property and equipment	—	0.3	0.2
Free cash flow, before acquisitions	$8.9	$44.7	$23.9

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 6 - Adjusting items

	Year ended
(in millions of dollars)	December 31, 2023	December 31, 2022
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$8.2	$(17.1)
Capital expenditures for property and equipment	(7.9)	(7.5)
Proceeds from sale-leaseback transactions	—	32.1
Proceeds from sale of property and equipment	1.3	3.0
Free cash flow, before acquisitions	$1.6	$10.5

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2023		December 31, 2022		September 30, 2023
Revenue	$	%	$	%	$	%
Drilling Technologies	$41.6	22.5%	$42.5	22.2%	$43.0	24.0%
Downhole Technologies	21.7	11.7%	22.1	11.6%	23.5	13.1%
Subsea Technologies	27.6	14.9%	16.5	8.7%	14.7	8.2%
Drilling & Downhole	90.9	49.1%	81.1	42.5%	81.2	45.3%

Stimulation and Intervention	32.1	17.3%	45.2	23.7%	32.6	18.2%
Coiled Tubing	25.3	13.7%	28.9	15.2%	29.9	16.7%
Completions	57.4	31.0%	74.1	38.9%	62.5	34.9%

Production Equipment	22.7	12.3%	19.9	10.4%	21.7	12.1%
Valve Solutions	14.2	7.6%	16.0	8.4%	15.2	8.5%
Production	36.9	19.9%	35.9	18.8%	36.9	20.6%
Eliminations	—	—%	(0.4)	(0.2)%	(1.3)	(0.8)%
Total revenue	$185.2	100.0%	$190.7	100.0%	$179.3	100.0%